UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On September 6, 2011, HealthEase of Florida, Inc. (“HealthEase”) and WellCare of Florida, Inc. (“WCFL”), both wholly-owned subsidiaries of WellCare Health Plans, Inc., received a countersigned Amendment #1 (the “Amendment”) to the Contract to Provide Comprehensive Medical Services (the “Healthy Kids Contract”) among HealthEase, WCFL and the Florida Healthy Kids Corporation (“FHKC”).

Under the Healthy Kids Contract, HealthEase and WCFL offer coordinated care plans to eligible beneficiaries of the Florida Healthy Kids Program.  Among other things, the Amendment renews the term of the Healthy Kids Contract for an additional year, through September 30, 2012.  The Amendment also sets forth the capitation rates payable by FHKC to HealthEase and WCFL for the one year term commencing October 1, 2011, which range from $78.52 to $136.75 per member per month based on the member’s county of residence.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Healthy Kids Contract as amended.  The above description is qualified in its entirety by reference to the Healthy Kids Contract and the Amendment, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01                 Financial Statements and Exhibits

 (d)   Exhibits.

The following exhibits are filed as part of this report:

		INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
10.1	Contract to Provide Comprehensive Medical Services among HealthEase of Florida, Inc., WellCare of Florida, Inc., and the Florida Healthy Kids Corporation	8-K	1/3/2011	10.1
10.2	Amendment # 1 to Contract to Provide Comprehensive Medical Services among HealthEase of Florida, Inc., WellCare of Florida, Inc., and the Florida Healthy Kids Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

		INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
10.1	Contract to Provide Comprehensive Medical Services among HealthEase of Florida, Inc., WellCare of Florida, Inc., and the Florida Healthy Kids Corporation	8-K	1/3/2011	10.1
10.2	Amendment # 1 to Contract to Provide Comprehensive Medical Services among HealthEase of Florida, Inc., WellCare of Florida, Inc., and the Florida Healthy Kids Corporation